Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
General Electric Company:

We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 33-50639, 33-39596, 33-39596-01, 33-29024, 333-59671, 333-120155, 333-72566, 333-104526, and 333-110771), on Form S-4 (Registration No. 333-107556), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-117855, 333-99671 and 333-102111) of General Electric Company of our report dated February 11, 2005 except as to the restatement discussed in note 1 to the consolidated financial statements which is as of May 5, 2005, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2004 and 2003, and the related statements of earnings, changes in shareowners’ equity and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated February 11, 2005, except as to the fourth paragraph of Management’s Annual Report on Internal Control over Financial Reporting (as restated), which is as of May 5, 2005, on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K/A of General Electric Company.

Our report on Internal Control over Financial Reporting expresses our opinion that General Electric Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its revised assessment the following material weakness as of December 31, 2004: a failure to ensure the correct application of Statement of Financial Accounting Standards No. 133 when certain derivative transactions were entered into at General Electric Capital Corporation prior to August 2003 and failure to correct that error subsequently.

Our report on the consolidated financial statements refers to a change in the method of accounting for variable interest entities in 2004 and 2003, a change in the method of accounting for asset retirement obligations in 2003 and changes in the methods of accounting for goodwill and other intangible assets and for stock-based compensation in 2002.

/s/ KPMG LLP

Stamford, Connecticut
May 5, 2005